Exhibit 32.1

CERTIFICATION

In connection with the Annual Report on Form 10-KSB of Miller Petroleum, Inc. (the “Company”) for the period ended April 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Deloy Miller, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2007	By:	/s/ Deloy Miller
Deloy Miller Chief Executive Officer